Exhibit 23(a)

Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Oxford Health Plans, Inc. Deferred Compensation Plan of our report dated January 24, 2003, with respect to the consolidated financial statements and schedules of Oxford Health Plans, Inc. included in its Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

December 9, 2003